EXHIBIT 10.2

EXECUTION VERSION

AMENDMENT NO. 3 TO THE

TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 3 TO THE TERM LOAN CREDIT AGREEMENT, dated as of May 27, 2016 (this “Amendment”), is entered into by and among Western Refining, Inc., a Delaware corporation (the “Borrower”), Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders named on the signature pages hereto (constituting the Required Lenders), and acknowledged by the Guarantors named on the signature pages hereto.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, the Administrative Agent, and certain financial institutions and other Persons from time to time party thereto (collectively, the “Lenders”) are parties to that certain Term Loan Credit Agreement, dated as of November 12, 2013 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to those terms in the Credit Agreement, as amended hereby); and

WHEREAS, the parties hereto wish to enter into certain amendments, supplements or other modifications to the Credit Agreement as provided herein, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1 Amendments to the Credit Agreement on the Third Amendment Effective Date. The Credit Agreement is, effective as of the Third Amendment Effective Date (as hereinafter defined) and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding in the correct place alphabetically the following additional definitions:

““Affiliate Disposition” has the meaning set forth in Section 7.06(b)(xiv).”

““Affiliate Disposition Net Cash Proceeds” has the meaning set forth in Section 7.06(b)(xiv).”

““Affiliate Disposition Prepayment Offer” has the meaning set forth in Section 7.06(b)(xiv).”

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““All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, Eurodollar Rate floor and/or Base Rate floor, or otherwise, in each case incurred or payable by the Borrower generally to the lenders; provided that (a) OID and upfront fees to be included in the calculation of “All-In Yield” shall only include such OID and upfront fees payable in the initial primary syndication of such Indebtedness, and (b) OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees and underwriting fees or other fees not paid generally to all lenders of such Indebtedness.”

““Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”

““EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”

““EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”

““Incremental Equivalent Debt” means Indebtedness in the form of notes in lieu of Incremental Term Loans or Incremental Term Commitments, which notes shall be secured by the Collateral on a pari passu basis with Liens securing the Obligations; provided, that:

(a) the aggregate outstanding amount thereof does not exceed the Available Incremental Amount,

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(b) no Event of Default exists immediately prior to or after giving effect to such Incremental Equivalent Debt,

(c) the Weighted Average Life to Maturity applicable to such Incremental Equivalent Debt is no shorter than the Weighted Average Life to Maturity of the then-existing Term Loans,

(d) the final maturity date with respect to such Incremental Equivalent Debt is no earlier than the Latest Maturity Date on the date of the issuance or incurrence, as applicable, thereof,

(e) the holders of such Indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by a customary intercreditor agreement reasonably satisfactory to the Administrative Agent, and

(f) no such Indebtedness may be (i) guaranteed by any Person which is not a Loan Party or (ii) secured by any assets other than the Collateral;

provided, further, that in the event that the highest applicable All-In Yield that may, under any circumstances, be payable with respect to any Incremental Equivalent Debt that is issued or incurred, as applicable, exceeds the lesser of (x) 6.50% and (y) if Incremental Term Loans are then outstanding, the highest applicable All-In Yield that may, under any circumstances, be payable with respect to Incremental Term Loans then outstanding plus 50 basis points, then, as a condition to the issuance or incurrence, as applicable, of such Incremental Equivalent Debt, the Applicable Rate for the Term Loans shall be adjusted so that the All-In Yield for such Incremental Equivalent Debt does not exceed the All-In Yield for the Term Loans by more than 50 basis points; provided, further, if such Incremental Equivalent Debt constitutes (1) fixed-rate Indebtedness or (2) floating-rate Indebtedness with a life to maturity of at least four years, such All-In Yield with respect to the Incremental Term Loans shall be calculated using the margin and any OID or upfront fees consistent with the treatment thereof under the definition of All-In Yield; provided, further, for purposes of calculating the All-In Yield for any Incremental Equivalent Debt that constitutes fixed-rate Indebtedness, the fixed rate coupon of such Indebtedness shall be swapped to a floating rate on a customary matched-maturity basis, and the All-In Yield of such fixed-rate Indebtedness on a floating rate basis shall be reasonably determined in a customary manner by the Administrative Agent based on customary financial methodology in consultation with the Borrower (or, if the Administrative Agent declines (or is unable) to determine such All-In Yield or the appropriate floating rate swap on a matched-maturity basis, as reasonably determined in a customary manner based on customary financial methodology by a financial institution reasonably acceptable to the Administrative Agent and the Borrower).”

““Incremental Term Supplement” has the meaning set forth in Section 2.12(a).”

““NTI LP” means Northern Tier Energy LP.”

““NTI Purchase Date” means the first date, if any, on which the Borrower owns, directly or indirectly, 100% if the Equity Interests of NTI LP.”

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““Replacement Assets” means (i) assets that will be used or useful in a business permitted under Section 7.07 or (ii) Equity Interests of a Person engaged, directly or indirectly, in such a business that (x) is (or is expected to become) an MLP Subsidiary or (y) is or will become a Restricted Subsidiary.”

““Third Amendment” means that certain Amendment No. 3 to the Term Loan Credit Agreement, dated as of May 27, 2016, by and among the Borrower, the Administrative Agent and the Lenders party thereto.”

““Third Amendment Effective Date” has the meaning set forth in the Third Amendment.”

““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(b) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Applicable Rate” means (a) 4.25% with respect to Eurodollar Rate Loans and (b) 3.25% with respect to Base Rate Loans.”

(c) The definition of “Available Incremental Amount” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Available Incremental Amount” means, at any time, (a) the greater of (i) $200,000,000 and (ii) the sum of (A) $200,000,000 plus (B) the difference between (x) the aggregate amount of Term Loan Commitments as of the Closing Date and (y) the aggregate principal amount of Term Loans outstanding at such time (after giving pro forma effect to any repayment or prepayment thereof being made with the proceeds on Incremental Term Loans or Incremental Equivalent Debt being substantially simultaneously incurred or issued in reliance on the Available Incremental Amount) minus (b) the aggregate principal amount of all Incremental Term Loans and/or Incremental Equivalent Debt incurred or issued in reliance on the Available Incremental Amount and outstanding at such time (after giving pro forma effect to any repayment or prepayment thereof being made with the proceeds on Incremental Term Loans or Incremental Equivalent Debt being substantially simultaneously incurred or issued in reliance on the Available Incremental Amount); provided that, to the extent the difference between (a)(ii)(B)(x) and (a)(ii)(B)(y) or the difference between (a) and (b), in each case of this definition, would result from any prepayment of Term Loans, Incremental Term Loans or Incremental Equivalent Debt from the proceeds of any Disposition of Collateral pursuant to Sections 2.03(b)(iii) or (iv)(B), then the amount of such prepayment shall not be included.”

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(d) The definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement is hereby amended by:

(i) deleting the word “or” at the end of clause (d)(ii) thereof; and

(ii) replacing “or appointment;” in clause (d)(iii) thereof with “or appointment, or (iv) become the subject of a Bail-in Action;”.

(e) The definition of “Extraordinary Receipts” in Section 1.01 of the Credit Agreement is hereby amended by replacing the expression “assets used in the business of the Borrower and its Restricted Subsidiaries” with the expression “Replacement Assets”.

(f) The definition of “Loan Notice” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.”

(g) The definition of “Permitted Investments” in Section 1.01 of the Credit Agreement is hereby amended by:

(i) deleting the word “and” at the end of clause (n) thereof;

(ii) replacing “thereof).” at the end of clause (o) thereof with “thereof); and”; and

(iii) adding, immediately after clause (o) thereof, the following clause (p):

“(p) the acquisition of direct or indirect Equity Interests in Northern Tier Energy LP.”

(h) The definition of “Responsible Officer” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or assistant treasurer of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be

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conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. With respect to documents delivered pursuant to Article IV, the term “Responsible Officer” shall also include the chief administrative officer of the Borrower.”

(i) Section 2.02(a) of the Credit Agreement is hereby amended by:

(i) amending and restating the first three sentences thereof as follows:

“(a) Each Borrowing, each conversion of Loans of any Class from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by a Loan Notice or by telephone. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested borrowing date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice.”; and

(ii) deleting the parenthetical “(whether telephonic or written)”.

(j) Section 2.03(a)(i) of the Credit Agreement is hereby amended by inserting the expression “in a form acceptable to the Administrative Agent and be” immediately after the expression “such notice must be”.

(k) Section 2.03(a)(ii) of the Credit Agreement is hereby amended by replacing “Closing Date” with “Third Amendment Effective Date”.

(l) Section 2.03(b)(ii) of the Credit Agreement is hereby amended by replacing the expression “assets used in the businesses of the Borrower or its Restricted Subsidiaries” with the expression “Replacement Assets”.

(m) Section 2.03(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii) (A) If Net Cash Proceeds received on or after the Closing Date by the Borrower or any of its Restricted Subsidiaries from one or more Dispositions (other than (x) Dispositions to the Borrower or to a Restricted Subsidiary permitted by Section 7.05(b)(ii) and (y) Affiliate Dispositions in connection with which the Borrower delivers an Affiliate Disposition Prepayment Offer pursuant to Section 7.06(b)(xiv)) exceed during any calendar year, an aggregate amount equal to $50,000,000 (the portion of such Net Cash Proceeds that exceeds $50,000,000 is herein referred to as “Excess Disposition Net Cash Proceeds”) the Borrower shall make an offer to the Lenders to prepay an aggregate principal amount of the Term Loans and, if so provided in the Incremental Term

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Supplement applicable thereto, Incremental Term Loans, equal to such Excess Disposition Net Cash Proceeds pursuant to Section 2.03(c) and, to the extent such offer is declined, the Borrower may retain such declined amounts, provided, however, for so long as no Event of Default shall have occurred and be continuing, the Borrower or a Subsidiary may reinvest such Excess Disposition Net Cash Proceeds (other than Net Cash Proceeds in connection with the Disposition of a Refinery) in Replacement Assets, and in the case of any Excess Disposition Net Cash Proceeds that have not been reinvested within one year from the receipt thereof by the Borrower or such Subsidiary, the Borrower shall immediately upon the expiration of such one-year period, make an offer to the Lenders to prepay an aggregate principal amount of the Term Loans and, if so provided in the Incremental Term Supplement applicable thereto, Incremental Term Loans, equal to such Excess Disposition Net Cash Proceeds pursuant to Section 2.03(c).

(B) With respect to Affiliate Disposition Net Cash Proceeds in connection with which the Borrower delivers an Affiliate Disposition Prepayment Offer pursuant to Section 7.06(b)(xiv), the Borrower shall prepay an aggregate principal amount of the Term Loans and, if so provided in the Incremental Term Supplement applicable thereto, Incremental Term Loans, equal to the amount of Affiliate Disposition Net Cash Proceeds offered to be prepaid under such Affiliate Disposition Prepayment Offer pursuant to Section 2.03(c).”

(n) The proviso at the end of Section 2.03(b) of the Credit Agreement is hereby amended by inserting the language “or any Incremental Equivalent Debt that is secured on a pari passu basis with the Obligations (or any Permitted Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Obligations)” immediately after the parenthetical “(or any Permitted Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Obligations)” contained therein.

(o) Section 2.03(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) With respect to (x) any offer to prepay Term Loans and, if so provided in the Incremental Term Supplement applicable thereto, Incremental Term Loans, to be made pursuant to Section 2.03(b)(iii)(A) above or (y) any Affiliate Disposition Prepayment Offer delivered to the Administrative Agent pursuant to Section 7.06(b)(xiv), the Borrower shall notify the Administrative Agent by 12 Noon (New York City time) on or before the third Business Day after the Borrower is in receipt of the applicable Excess Disposition Net Cash Proceeds or Affiliate Disposition Net Cash Proceeds, as the case may be (or, as applicable, three Business Days prior to the expiration of the one-year period referred to in the proviso of Section 2.03(b)(iii)(A)), as to which (i) with respect to clause (x) above, it proposes to make such offer of the receipt of such Excess Disposition Net Cash Proceeds and its offer to prepay the Term Loans at par and, if so provided in the Incremental Term Supplement applicable thereto, Incremental Term Loans on the fourth Business Day following receipt of such notice by

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the Administrative Agent, or (ii) with respect to clause (y) above, it proposes to prepay the Term Loans and, if so provided in the Incremental Term Supplement applicable thereto, Incremental Term Loans, in accordance with such Affiliate Disposition Prepayment Offer on the fourth Business Day following receipt of such notice by the Administrative Agent. The Administrative Agent shall then notify each of the applicable Lenders of such offer. Each Lender, at its option, may elect not to accept such prepayment. Any Lender declining such prepayment shall give written notice to the Administrative Agent by 12 Noon (New York City time) on the third Business Day immediately following the date the Lenders receive notice of such offer. If a Lender fails to give notice by 12 Noon as set forth in the immediately preceding sentence, such Lender shall be deemed to have accepted the offer. Any amounts that would otherwise have been applied to prepay such declining Lender shall be retained by the Borrower and, with respect to any Affiliate Disposition Prepayment Offer, increase the Restricted Payments basket in Section 7.06(b)(xiv) in accordance with such subsection.”

(p) Section 2.03(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) Each prepayment of Term Loans and, if so provided in the Incremental Term Supplement applicable thereto, Incremental Term Loans, required to be made pursuant to subsection (b) of this Section 2.03 shall be applied (x) ratably to all outstanding Term Loans (provided that (i) any prepayment of Term Loans with the New Cash Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt, and (ii) any Class of Incremental Term Loans may specify that one or more other Classes of Term Loans and Incremental Term Loans may be prepaid prior to such Class of Incremental Term Loans) and, if so provided in the Incremental Term Supplement applicable thereto, Incremental Term Loans, and (y) to the principal repayment installments thereof (A) in order of maturity or (B) at the election of the Borrower, pro rata. Within the foregoing parameters, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans.”

(q) Section 2.12(a) of the Credit Agreement is hereby amended by replacing “ten (10) Business Days” with “five (5) Business Days”.

(r) Section 2.12(e) of the Credit Agreement is hereby amended by deleting the text beginning with “in the case of” and ending with “interest rate floors,” from clause (4) thereof and replacing such text with the following text:

“in the case of any Incremental Term Loans that are secured by a Lien on the Collateral that is pari passu with the Lien securing the Term Loans and/or any other Incremental Term Loans, in the event that the highest applicable All-In Yield that may, under any circumstances, be payable with respect to any Incremental Term Loans Incurred under such Incremental Term Facility exceeds the lesser of (A) 6.50% and (B) if Incremental Term Loans are outstanding immediately prior to such Incurrence, the highest applicable All-In Yield that may, under any circumstances, be payable with respect to such Incremental Term Loans then outstanding plus 50 basis points, then the Applicable Rate for the Term Loans shall be adjusted so that the All-In Yield for the Incremental Term Loans under such Incremental Term Facility does not exceed the All-In Yield for the Term Loans by more than 50 basis points,”.

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(s) Section 7.01 of the Credit Agreement is hereby amended by:

(i) amending and restating clause (f) thereof in its entirety as follows:

“(f) Liens on the assets of the Borrower and any Restricted Subsidiary securing Indebtedness Incurred under (i) Sections 7.03(l), 7.03(n), 7.03(s) or 7.03(t)(ii), and obligations in respect thereof (and Liens securing Guarantees of any such Indebtedness) or (ii) Section 7.03(v), and obligations in respect thereof (and Liens securing Guarantees of any such Indebtedness);”

(ii) inserting “7.01(f)(ii),” immediately prior to “7.01(j)” in the last sentence thereof.

(t) Section 7.03 of the Credit Agreement is hereby amended by:

(i) deleting the word “and” at the end of clause (t) thereof;

(ii) replacing the period at the end of clause (u) thereof with “; and”; and

(iii) adding the following clause (v) at the end thereof:

“(v) Incremental Equivalent Debt and Permitted Refinancing Indebtedness in respect thereof.”

(u) Section 7.05(a)(ii) of the Credit Agreement is hereby amended by restating the first sentence thereof in its entirety as follows:

“except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing.”

(v) Section 7.06(a)(i)(A) of the Credit Agreement is hereby amended by replacing the expression “a Permitted Repurchase Program” with the expression “Repurchase Program Payments”.

(w) Section 7.06(b)(xi) of the Credit Agreement is hereby amended by deleting the word “and” at the end thereof.

(x) Section 7.06(b)(xii) of the Credit Agreement is hereby amended by replacing the expression “satisfaction.” at the end thereof with the expression “satisfaction;”.

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(y) Section 7.06(b) of the Credit Agreement is hereby amended by inserting immediately after subsection (xii) therein the following subsections (xiii) and (xiv):

“(xiii) other Restricted Payments in an aggregate amount not to exceed $200,000,000; and

(xiv) other Restricted Payments in an aggregate amount not to exceed 50% of the Net Cash Proceeds received on or after the Third Amendment Effective Date by the Borrower or any of its Restricted Subsidiaries from each Disposition to one or more Affiliates of the Borrower or its Restricted Subsidiaries (other than the Borrower or other Restricted Subsidiaries, as applicable) (each, an “Affiliate Disposition”, and such Net Cash Proceeds, “Affiliate Disposition Net Cash Proceeds”) with respect to which, on or prior to the third Business Day after the Borrower’s receipt of such Affiliate Disposition Net Cash Proceeds, the Borrower delivers a notice to the Administrative Agent offering to prepay an aggregate principal amount of the Term Loans and, if so provided in the Incremental Term Supplement applicable thereto, Incremental Term Loans, at par in an amount equal to no less than 50% of the Affiliate Disposition Net Cash Proceeds from such Affiliate Disposition (each, an “Affiliate Disposition Prepayment Offer”); provided that, to the extent any Lender declines an Affiliate Disposition Prepayment Offer pursuant to Section 2.03(c), the amount of Restricted Payments permitted under this clause (xiv) shall increase by an amount equal to the amount that otherwise would have been applied to prepay such declining Lender.”

(z) Section 9.04 of the Credit Agreement is hereby amended by inserting the parenthetical “(including telephonic notices and Loan Notices)” immediately after the language “any notice”.

(aa) Section 10.02(c) of the Credit Agreement is hereby amended by inserting the language “or notices through the Platform, any other electronic platform or electronic messaging service, or” immediately after the language “transmission of Borrower Materials”.

(bb) Section 10.06(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g) Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any

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applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.”

(cc) A new Section 10.19 shall be added to the Credit Agreement immediately after Section 10.18 thereof and shall read as follows:

“10.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

Section 2 Amendments to the Credit Agreement on the NTI Purchase Date. The Credit Agreement is, effective as of the opening of business on the later of the NTI Purchase Date and the Third Amendment Effective Date, hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding in the correct place alphabetically the following additional definitions:

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““NTI Credit Agreement” means the Amended and Restated Credit Agreement, dated as of September 29, 2014, among St. Paul Park Refining Co. LLC, Northern Tier Bakery LLC, Northern Tier Retail LLC, SuperAmerica Franchising LLC, NTI LLC, the Subsidiaries of NTI LLC party thereto, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.”

““NTI Group Members” means NTI Holdco, NTI LP, NTI LLC and each “Restricted Subsidiary” (as defined in the NTI Credit Agreement) of NTI LLC.”

““NTI Holdco” means NT InterHoldCo LLC.”

““NTI LLC” means Northern Tier Energy LLC.”

““NTI Notes” means the senior secured notes due in 2020 issued under the NTI Notes Indenture.”

““NTI Notes Indenture” means the Indenture, dated as of November 8, 2012, among NTI LLC, Northern Tier Finance Corporation, NTI LP, the Subsidiaries of NTI LP party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent.”

(b) The definition of “Available Incremental Amount” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Available Incremental Amount” means, at any time, (a) the greater of (i) $700,000,000 and (ii) the sum of (A) $700,000,000 plus (B) the difference between (x) the aggregate amount of Term Loan Commitments as of the Closing Date and (y) the aggregate principal amount of Term Loans outstanding at such time (after giving pro forma effect to any repayment or prepayment thereof being made with the proceeds of Incremental Term Loans or Incremental Equivalent Debt being substantially simultaneously incurred or issued in reliance on the Available Incremental Amount) minus (b) the aggregate principal amount of all Incremental Term Loans and/or Incremental Equivalent Debt incurred or issued in reliance on the Available Incremental Amount and outstanding at such time (after giving pro forma effect to any repayment or prepayment thereof being made with the proceeds of Incremental Term Loans or Incremental Equivalent Debt being substantially simultaneously incurred or issued in reliance on the Available Incremental Amount); provided that, to the extent the difference between (a)(ii)(B)(x) and (a)(ii)(B)(y) or the difference between (a) and (b), in each case of this definition, would result from any prepayment of Term Loans, Incremental Term Loans or Incremental Equivalent Debt from the proceeds of any Disposition of Collateral pursuant to Sections 2.03(b)(iii) or (iv)(B), then the amount of such prepayment shall not be included; provided, further, that (I) the net cash proceeds of Incremental Term Loans or Incremental Equivalent Debt incurred or issued in reliance on the first $500,000,000 of the Available Incremental Amount shall be applied by the Borrower on the NTI Purchase Date to acquire, directly or indirectly, the Equity Interests of NTI LP that it does not own (directly or

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indirectly) immediately prior to the NTI Purchase Date and to pay transaction costs and expenses in connection with such acquisition, and (II) the net cash proceeds of Incremental Term Loans or Incremental Equivalent Debt incurred or issued in reliance on the remainder of the Available Incremental Amount shall be applied to repay, repurchase or redeem the NTI Notes, so long as concurrently with such application (and application of any other concurrent incurrence of Indebtedness permitted under this Agreement and/or cash of the Borrower and its Subsidiaries) the NTI Notes are repaid, repurchased or redeemed in full (it being understood that after the NTI Notes are repaid, repurchased or redeemed in full the Borrower shall be entitled to apply the net cash proceeds of Incremental Term Loans and Incremental Equivalent Debt for any use permitted under this Agreement).”

(c) Section 6.12 of the Credit Agreement is hereby amended by adding the following clauses (h) and (i) at the end thereof:

“(h) In furtherance of the foregoing provisions of this Section 6.12, promptly (and in any event within 30 days) after the NTI Purchase Date, the Borrower shall cause any applicable Loan Parties to (i) execute and deliver such documentation as the Administrative Agent may deem necessary or desirable for the creation and perfection of a Lien on the Equity Interests in NTI Holdco held by such Loan Parties in favor of the Administrative Agent, for the benefit of the Lenders, including a supplement to the Security Agreement and such financing statements and other documents and instruments related thereto, and (ii) deliver to the Administrative Agent in connection with such Lien such documents and opinions of counsel referred to in Section 6.12(b)(y)(ii).

(i) Upon the repayment, repurchase or redemption of the NTI Notes in whole or the refinancing of the NTI Notes in whole with Indebtedness permitted by this Agreement, each NTI Group Member shall become a Restricted Subsidiary (if it is not already a Restricted Subsidiary) and shall comply with this Section 6.12 (subject to the time periods set forth herein).”

(d) A new Section 7.14 shall be added to the Credit Agreement immediately after Section 7.13 thereof and shall read as follows:

“7.14 Indebtedness of NTI. After the NTI Purchase Date, suffer to exist any Indebtedness of any NTI Group Member, except:

(a) the NTI Notes in an aggregate principal amount not in excess of the principal amount thereof outstanding on the Third Amendment Effective Date (for the avoidance of doubt, not including any extension, refinancing, refunding, replacement or renewal thereof);

(b) Indebtedness under the NTI Credit Agreement in an aggregate principal amount not to exceed $500,000,000 (and any extension, refinancing, refunding, replacement or renewal thereof so long as the principal or committed amount thereof does not exceed the principal or committed amount of the Indebtedness or commitment

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so extended, refinanced, refunded, replaced or renewed, except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereon and fees and expenses incurred in connection with such extension, refinancing, refunding, replacement or renewal);

(c) Indebtedness existing on the NTI Purchase Date;

(d) other Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(e) Indebtedness of the type permitted by Section 6.01 of the NTI Credit Agreement (other than pursuant to Sections 6.01(a), (g) (with respect to any extension, refinancing, refunding, replacement or renewal of any Indebtedness described in Sections 6.01(k), (m) or (n)), (k), (m), (n), (y) and (z) thereof); provided that for purposes hereof each NTI Group Member that is not a “Group Member” or a “Loan Party” (each as defined in the NTI Credit Agreement) shall be deemed to be a “Group Member” and a “Loan Party”; and

(f) so long as the NTI Indenture remains in effect and the NTI Notes remain outstanding, Indebtedness of the type permitted by Section 3.2 of the NTI Indenture (other than pursuant to the provisos contained in Section 3.2(a) and Sections 3.2(b)(1), (2), (3), (6) (with respect to any refunding, refinancing or replacement of any Indebtedness incurred in reliance on the provisos contained in Section 3.2(a) or Sections 3.2(b)(3), (9) and (11)), (9) and (11) thereof); provided that for purposes hereof each NTI Group Member that is not a “Restricted Subsidiary” or a “Subsidiary Guarantor” (each as defined in the NTI Indenture) shall be deemed to be a “Restricted Subsidiary” and a “Subsidiary Guarantor”.”

Section 3 Conditions to Effectiveness; Consent Fee.

(a) This Amendment shall become effective as of the date when, and only when, the following conditions shall have been satisfied (as reasonably determined by the Administrative Agent and which with respect to any deliverable shall be in form and substance reasonably satisfactory to the Administrative Agent) (the date on which such conditions have been satisfied in full being the “Third Amendment Effective Date”):

(i) The Administrative Agent shall have received executed signature pages to this Amendment from the Borrower and the Required Lenders or, as to any such party, advice reasonably satisfactory to the Administrative Agent that such Lender has executed this Amendment.

(ii) The Administrative Agent shall have received evidence (which may be a fed wire confirmation) of payment by the Borrower to the Administrative Agent of a consent fee equal to 0.25% of the aggregate outstanding principal amount of the Term Loans of the Lenders from which the Administrative Agent has received duly executed signature pages to this Amendment prior to the effectiveness of this Amendment on the Third Amendment Effective Date (the “Consenting Lenders” and each a “Consenting

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Lender”), which consent fee shall be distributed by the Administrative Agent to the Consenting Lenders pro rata to their respective outstanding principal amounts of the Term Loans as of the Third Amendment Effective Date.

(b) On the NTI Purchase Date, the Borrower shall pay to the Administrative Agent a consent fee equal to 0.25% of the aggregate outstanding principal amount of the Term Loans of the Consenting Lenders as of the Third Amendment Effective Date, which consent fee shall be distributed by the Administrative Agent to the Consenting Lenders (or their assignees) pro rata to their respective outstanding principal amounts of the Term Loans as of the Third Amendment Effective Date.

Section 4 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) The Borrower (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and (ii) has all requisite corporate power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment, except, with respect to clause (ii), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, and do not and will not (i) contravene the terms of the Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Borrower is a party or affecting the Borrower, or the properties of the Borrower or any of its Restricted Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any Law.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment. This Amendment has been duly executed and delivered by the Borrower. This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(d) The representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date, immediately before and immediately after giving effect to this Amendment, except to the extent that any such representation and warranty is expressly stated to be made as of an earlier date.

(e) On the Third Amendment Effective Date, immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

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Section 5 Treatment of Credit Agreement Under FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Third Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders named on the signature pages hereto (constituting the Required Lenders) hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 6 Reference to and Effect on the Loan Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) This Amendment constitutes a Loan Document.

Section 7 Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

Section 8 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission (e.g., a “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart of this Amendment.

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Section 9 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10 Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 11 Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 12 Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any Person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation, or jurisdiction or as applied to any Person.

Section 13 Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

WESTERN REFINING, INC., as Borrower

By:	/s/ Jeffery Beyersdorfer
Name: Jeffery Beyersdorfer
Title: Senior Vice President

Western Refining – Amendment No. 3 to the Term Loan Credit Agreement

Signature Page

ACKNOWLEDGED BY THE GUARANTORS: WESTERN REFINING COMPANY, L.P., a Delaware limited partnership WESTERN REFINING GP, LLC, a Delaware limited liability company, its General Partner

By:	/s/ Jeffery Beyersdorfer
Name: Jeffery Beyersdorfer
Title: Senior Vice President and Assistant Secretary

ASCARATE GROUP LLC, a Delaware limited liability company

By:	WESTERN REFINING COMPANY, L.P., a Delaware limited partnership, its sole Member

By:	WESTERN REFINING GP, LLC, a Delaware limited liability company

By:	/s/ Jeffery Beyersdorfer
Name: Jeffery Beyersdorfer
Title: Senior Vice President and Assistant Secretary

Western Refining – Amendment No. 3 to the Term Loan Credit Agreement

Signature Page

WESTERN REFINING GP, LLC,
a Delaware limited liability company

WESTERN REFINING LP, LLC,
a Delaware limited liability company

CINIZA PRODUCTION COMPANY,
a New Mexico corporation

DIAL OIL CO., LLC, a New Mexico limited liability company

EMPIRE OIL CO., a California corporation

GIANT INDUSTRIES, INC., a Delaware corporation

WESTERN REFINING SOUTHWEST, INC., an Arizona corporation

GIANT FOUR CORNERS, LLC, a Delaware limited liability company

GIANT STOP-N-GO OF NEW MEXICO, LLC, a New Mexico limited liability company

WESTERN REFINING YORKTOWN HOLDING COMPANY, a Delaware corporation

WESTERN REFINING RETAIL, LLC, a Delaware limited liability company

SAN JUAN REFINING COMPANY, LLC, a New Mexico limited liability company

YORK RIVER FUELS, LLC, a Delaware limited liability company

WESTERN REFINING YORKTOWN, INC.,
a Delaware corporation

By:	/s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Treasurer and Chief Financial Officer

Western Refining – Amendment No. 3 to the Term Loan Credit Agreement

Signature Page

WESTERN REFINING TRS I, LLC, a Texas limited liability company

WESTERN REFINING TRS II, LLC, a Texas limited liability company

WESTERN REFINING TEXAS RETAIL SERVICES, LLC, a Texas limited liability company

By:	/s/ Matthew L. Yoder
Name: Matthew L. Yoder
Title: Manager

Western Refining – Amendment No. 3 to the Term Loan Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Gerund N. Diamond
Name: Gerund N. Diamond
Title: Assistant Vice president

Western Refining – Amendment No. 3 to the Term Loan Credit Agreement

Signature Page

REQUIRED LENDERS’ SIGNATURES ON

FILE WITH ADMINISTRATIVE AGENT

Western Refining – Amendment No. 3 to the Term Loan Credit Agreement

Signature Page